AMENDMENT AND SUPPLEMENT
                              TO PURCHASE AGREEMENT


                                December 1, 1999



Warburg Dillon Read LLC
677 Washington Blvd.
Stamford, Connecticut  06901

UBS AG, London Branch
c/o Warburg Dillon Read LLC
677 Washington Blvd.
Stamford, Connecticut  06901

Ladies and Gentlemen:


                  This letter agreement (this "Purchase Agreement Supplement") amends and supplements the Purchase Agreement, dated June 29, 1999, among Conseco, Inc., an Indiana corporation (the "Company"), Warburg Dillon Read LLC (the "Purchaser") and UBS AG, London Branch (the "Selling Stockholder"). Except as otherwise expressly provided herein, capitalized terms used in this Purchase Agreement Supplement have the meanings given such terms in the Purchase Agreement.

                  The Company, the Purchaser and the Selling Stockholder hereby agree as follows:

         1. Concurrent with and as a condition to the effectiveness of this Purchase Agreement Supplement, the Company and the Selling Stockholder have entered into a restated equity forward confirmation, which amends and restates the June 29, 1999 equity forward confirmation between such parties. References in the Purchase Agreement to the "Forward Purchase Agreement" shall hereafter mean such equity forward confirmation as amended and restated effective December 1, 1999.

         2. From and after such time as the Company may be required pursuant to the provisions of the Forward Purchase Agreement (or may otherwise elect) to file one or more

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



additional registration statements with the Commission under the 1933 Act (including but not limited to a Rule 462(b) Registration Statement) with respect to any of the Shares or the Predelivered Shares (as defined in the Forward Purchase Agreement), then, except where the context otherwise requires, (A) the term "Registration Statement" as used in the Purchase Agreement shall thereafter include each such additional registration statement (including but not limited to any Rule 462(b) Registration Statement) filed with respect to any of the Shares or the Predelivered Shares (as defined in the Forward Purchase Agreement), (B) the term "Prospectus" shall thereafter include the final prospectus included in such additional registration statement, in the form in which it is filed with the Commission under Rule 424 or (if no such filing is required) first furnished to the Purchaser and the Selling Stockholder by the Company for use in connection with the offering of any of the Shares, and all applicable amendments or supplements thereto, and (C) the term "Preliminary Prospectus" shall include any preliminary prospectus included in such additional registration statement prior to the time such additional registration statement was declared effective.

         3. Concurrent with and as a condition to the effectiveness of this Purchase Agreement Supplement, the Company shall:

            (A) pay to the Selling Stockholder, by federal funds wire transfer, a fee in the amount of $905,000, as consideration for the extension of the Termination Date (as defined in the Forward Purchase Agreement);

            (B) deliver to the Purchaser, on behalf of the Selling Stockholder, through the facilities of The Depository Trust Company, the Initial Predelivered Shares (as defined in the Forward Purchase Agreement); and

            (C) Furnish the Purchaser and the Selling Stockholder with the following:

                (i) A certificate, dated the date hereof, to the effect that the representations contained in Section 2 of the Purchase Agreement and in the certificate referred to in Section 4(e) thereof are true and correct as though made at and as of such time of delivery.


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



                (ii) The written opinion of John J. Sabl, Executive Vice
                     President, General Counsel and Secretary of Company, dated the date hereof, of the same tenor as the opinion referred to in Section 4(c) of the Purchase Agreement, but modified to apply to this Purchase Agreement Supplement and the Purchase Agreement, as amended and supplemented by this Purchase Agreement Supplement, and to the equity forward confirmation, as amended and restated effective December 1, 1999.

         4. The provisions for reimbursement of expenses set forth in Section 5 of the Purchase Agreement shall be applicable to reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Purchaser and the Selling Stockholder in connection with this Purchase Agreement Supplement and the amendment and restatement of the equity forward confirmation, and the maximum amount of such reimbursement shall be increased by $25,000.


         5. The Company shall file copies of this Purchase Agreement Supplement and of the amended and restated equity forward confirmation as exhibits to the Registration Statement within five days after the date of this Purchase Agreement Supplement. Prior to the time that any offer or sale of Shares is effected under the Registration Statement and, in any event, prior to April 1, 2000, the Company shall amend the Registration Statement (or if counsel for the Company and counsel for the Purchaser and the Selling Stockholder shall conclude that a post-effective amendment is not required, amend the Prospectus) to reflect changes related to this Purchase Agreement Supplement and the amended and restated equity forward confirmation.

         6. Except as expressly modified by this Purchase Agreement Supplement, the Purchase Agreement shall not be affected hereby and shall remain in full force and effect.




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


         If the foregoing Amendment and Supplement to Purchase Agreement correctly sets forth the understanding among the Company, the Purchaser and the Selling Stockholder, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Purchaser and the Selling Stockholder.

                                     Very truly yours,

                                     CONSECO, INC.



                                     By:    /S/ ROLLIN M. DICK
                                            ---------------------------
                                     Name:  Rollin M. Dick
                                     Title: Executive Vice President and
                                            Chief Financial Officer

Accepted and agreed to as of the date first above written:

WARBURG DILLON READ LLC


By:    /S/ CHRISTOPHER POHLE
       ----------------------------
Name:  Christopher Pohle
Title: Managing Director


By:    /S/ DAVID WEINER
       ----------------------------
Name:  David Weiner
Title: Director

UBS AG, LONDON BRANCH


By:    /S/ RUPERT HILMI
       ----------------------------
Name:  Rupert Hilmi
Title: Authorized Signatory


By:    /S/ MANISHA HIRANI
       ----------------------------
Name:  Manisha Hirani
Title: Authorized Signatory



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